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                                                                   EXHIBIT 20.02



                           LOAN AND SECURITY AGREEMENT


        This Loan and Security Agreement (as it may from time to time be amended, restated, supplemented or otherwise modified, this "AGREEMENT") is entered into effective as of May 31, 2000 (the "EFFECTIVE DATE") by and among HNC SOFTWARE INC., a Delaware corporation ("LENDER"), on the one hand, and JOHN MUTCH, an individual, and TERESA MUTCH, his spouse (hereinafter collectively and individually referred to as "BORROWER"), on the other hand. This Agreement, the Note (as defined in Section 1.2) and any other documents entered into pursuant to this Agreement or in connection with the Loan (as defined in Section 1.1), are hereinafter sometimes collectively referred to as the "LOAN DOCUMENTS."

                                 R E C I T A L S

        WHEREAS, Lender desires to loan certain funds to Borrower and Borrower wishes to borrow certain funds from Lender on the terms and conditions set forth herein;

        WHEREAS, Borrower's indebtedness to Lender under this loan will be secured by Borrower's pledge of certain Lender equity securities and proceeds from the sale of such securities; and

        NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and covenants set forth in this Agreement, Lender and Borrower hereby agree as follows:

        1.     AMOUNT AND TERMS OF LOAN.

               1.1 ADVANCEMENT OF LOAN. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of Borrower in this Agreement and in the other Loan Documents, Lender shall loan Borrower the principal amount of Six Hundred Thousand Dollars (US $600,000) (the "LOAN") which shall be advanced to the Borrower on May 31, 2000 to an account designated by Borrower.

               1.2 PROMISSORY NOTE; INTEREST. Borrower's indebtedness to Lender under the Loan Documents will be evidenced by a Secured Full Recourse Promissory Note executed by Borrower and delivered to Lender at or before the Escrow Closing in substantially the form attached as Exhibit A (the "NOTE"). As provided in the Note, interest on the unpaid principal amount of the Loan will accrue beginning on May 31, 2000 at a rate equal to eight and twenty-five one-hundredths percent (8.25%) per annum, which rate is not less than the minimum rate established pursuant to Section 1274(d) of the Internal Revenue Code of 1986, as amended, provided, however, that the rate at which interest will accrue on unpaid principal under the Loan evidenced by the Note will not exceed the highest rate permitted by applicable law. All payments under the Loan shall be made in lawful money of the United States. Interest on the unpaid principal amount of the Loan will begin to accrue on May 31, 2000 and will continue to accrue until the date on which the entire principal amount owing under the Loan Documents has been repaid in full.


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               1.3 MATURITY OF LOAN. The unpaid principal amount of this Loan and all unpaid interest accrued thereon shall be due and payable to Lender in full on that date (the "MATURITY DATE") that is the earliest to occur of the following:

               (a) May 31, 2005;

               (b) the first date on which the cumulative gross proceeds (calculated without deduction of any brokerage fees or commissions or underwriters' discounts or commissions and without the deduction of any portion of such proceeds that is withheld to satisfy tax or other payroll withholdings) from all Borrower's Sales (as defined below) exceed Five Hundred Thousand Dollars ($500,000), where, for this purpose: (1) "BORROWER'S SALES" means any and all sales of shares of Lender Common Stock (as defined below) that are settled on or after the Effective Date of this Agreement and are made by or for the account or beneficial interest of: (i) John Mutch, Teresa Mutch, any of their natural or adopted children and/or any person who shares or resides in the same household as John Mutch or Teresa Mutch; (ii) any trust of which John Mutch and/or Teresa Mutch is a trustee or with respect to which John Mutch and/or Teresa Mutch holds any similar authority or responsibility, (iii) any person, trust or entity (other than Lender) that is controlled or beneficially owned by John Mutch and/or Teresa Mutch, (iv) any person, trust or entity (other than Lender) with respect to which John Mutch, Teresa Mutch, or any other person described in clause (i) of this paragraph has any beneficial or legal interest or is an officer, director, trustee or possesses similar power or authority, or
(v) by any donee of Lender's Common Stock who received such Lender Common Stock, directly or indirectly, from John Mutch and/or Teresa Mutch or any person, trust, entity or donee described above in this paragraph; and (2) "LENDER COMMON STOCK" means any shares of Lender's common stock or any other capital stock of Lender, including any shares of stock or other securities of Lender or any other entity into which such shares of common stock or other capital stock may be converted, reclassified or exchanged by merger, consolidation, reorganization or otherwise;

               (c) the first date on which the closing price per share of the Common Stock of Lender as quoted on the Nasdaq Stock Market (or on such other exchange or quotation system as such stock is then traded or quoted on) has exceeded $109.00 per share for each of the thirty (30) immediately preceding trading days (such $109.00 price per share being subject to equitable adjustment to reflect combinations or subdivisions of such Common Stock of Lender, dividends of such Common Stock of Lender, spin-offs of subsidiaries of Lender and similar events); provided that during such thirty (30) trading day period executive officers of Lender are, pursuant to Lender's internal securities trading policy, permitted to engage in trading in shares of the Common Stock of Lender for at least five (5) of the last fifteen (15) trading days occurring during such thirty (30) trading day period; and

               (d) ninety (90) days after the date of termination of John Mutch's employment with Lender for any reason or no reason.

               1.4 SECURITY. Borrower's indebtedness to Lender under the Loan Documents will be secured as provided in Section 6 of this Agreement.

               1.5 OPTIONAL PREPAYMENTS. Borrower may prepay any unpaid principal and interest due under the Loan at any time, without penalty, in whole or in part in increments of at



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least One Thousand Dollars ($1,000). Each prepayment will be applied as follows:
(a) first to the payment of accrued interest, and (b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on the Loan.

               1.6 EMPLOYMENT NOT PROMISED. The parties acknowledge that nothing in this Agreement or in any exhibit hereto shall affect Lender's right or ability to terminate John Mutch's employment with Lender or any subsidiary or affiliate of Lender and nothing in this Agreement or in any exhibit hereto shall be construed as a promise of continued employment of John Mutch by Lender or any subsidiary or affiliate of Lender.

        2. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to Lender that:

               2.1 USE OF LOAN PROCEEDS. Borrower has truthfully disclosed to Borrower Lender's use of the proceeds of the Loan.

               2.2 RECEIPT OF LOAN PROCEEDS. Borrower acknowledges and agrees with Lender that any disbursement of the proceeds of the Loan made by Lender to any account or person designated to receive such proceeds by either John Mutch or Teresa Mutch shall be conclusively deemed to be an advancement of such proceeds of the Loan to Borrower and Borrower will, on demand, confirm that Borrower has received all proceeds of the Loan that have been disbursed to third parties at Borrower's direction, and that Borrower has received the full benefit of such proceeds.

               2.3 BALLOON PAYMENT; EARLIER PAYMENTS. Borrower acknowledges that the unpaid principal amount of this Loan and all unpaid interest accrued thereon will be immediately due and payable to Lender in full as one balloon payment on the Maturity Date. Borrower also acknowledges and agrees that earlier payments of all or parts of the Loan may be required to be made by Borrower prior to the Maturity Date pursuant to the provisions of Section 3.1 and/or Section 6 of this Agreement.

        3.     COVENANTS OF BORROWER.

               3.1    MANDATORY PREPAYMENTS; PLEDGES.

                      (a) Payment Upon Certain Option Exercises. If, at any time on or after the Effective Date and prior to the repayment in full of all principal and accrued interest under the Loan, John Mutch exercises any Borrower Option (as defined below) to purchase shares of Lender Common Stock and/or any other property that may then be issuable upon exercise of such Borrower Option in accordance with its terms (collectively "OPTION SECURITIES"), and, in connection with such exercise of the Borrower Option:

                             (i) such Borrower Option is exercised through a
"same day sale" commitment from John Mutch and/or Borrower and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby John Mutch and/or Borrower irrevocably elects to exercise the Borrower Option and to sell a portion of the shares of Lender Common Stock so purchased sufficient to pay the total exercise price, and whereby the



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NASD Dealer irrevocably commits upon receipt of such shares to forward the total exercise price directly to Lender;

                             (ii) such Borrower Option is exercised through a
"margin" commitment from John Mutch and/or Borrower and an NASD Dealer whereby John Mutch and/or Borrower irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to Lender; or

                             (iii) John Mutch and/or Borrower otherwise sell or
dispose of (or commit or contract to sell or dispose of) any shares of Lender Common Stock in connection with, or on the same trading day as, the exercise of such Borrower Option;

then, subject to the provisions of Section 3.1(c) below, immediately upon the date and time on which John Mutch and/or Borrower are first entitled to receive or in fact do receive such proceeds, Borrower shall remit and pay to Lender (or arrange for Lender to directly receive from the purchaser(s) of such shares of Lender Common Stock), the entire gross proceeds of all such sales or dispositions of Lender Common Stock (the amount of such proceeds to be calculated without deduction of any brokerage fees or commissions or underwriters' discounts or commissions and without the deduction of any portion of such proceeds that is withheld to satisfy tax or other payroll withholdings) less the exercise price paid by John Mutch and/or Borrower to purchase the shares of Lender Common Stock so sold or disposed of. All payments made to Lender under this Section 3.1 shall be credited and applied to payment of the Loan in the same manner as prepayments pursuant to Section 1.5 hereof.

        As used in this Agreement, the term "BORROWER OPTION" means an option to purchase shares of Lender Common Stock that has been granted by Lender to John Mutch or is hereafter granted by Lender to John Mutch and any option into which such option is converted or exchanged.

                      (b) Pledge Upon Other Option Exercises. If, at any time on or after the Effective Date and prior to the repayment in full of all principal and accrued interest under the Loan, John Mutch and/or Borrower exercises any Borrower Option to purchase any Option Securities and neither John Mutch nor Borrower sells or disposes of all of the Option Securities acquired upon such exercise of such Borrower Option in the manner described in Section 3.1(a), then, subject to the provisions of Section 3.1(c) below, (i) Borrower hereby authorizes Lender to take all necessary actions to effect the transfer of the certificate(s) evidencing all such Option Securities that have not been sold or disposed of as described in Section 3.1(a) to the possession of Lender, and to have such certificates evidencing such Option Securities re-registered solely in the name of Lender as the record owner thereof, all in accordance with Section 6 of this Agreement. Borrower agrees to promptly execute and deliver to Lender any reasonable instructions, directions, endorsements, and/or stock powers and assignments to Lender's stock transfer agent that are reasonably requested by Lender in order to promptly effect and carry out the foregoing delivery of such certificates to Lender and the registration of such certificates in Lender's name. Borrower acknowledges and agrees that any breach by Borrower of the provisions of this Section 3.1 shall be deemed to be a material breach of this Agreement.



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                      (c) Exceptions. Notwithstanding the foregoing, the
provisions of Sections 3.1(a) and (b) above shall not apply to any sales or dispositions of Option Securities until the cumulative gross proceeds (calculated without deduction of any brokerage fees or commissions or underwriters' discounts or commissions and without the deduction of any portion of such proceeds that is withheld to satisfy tax or other payroll withholdings) from all Borrower's Sales exceeds Five Hundred Thousand Dollars ($500,000), at which time the provisions of Sections 3.1(a) and (b) shall apply to any and all sales or dispositions of Option Securities described in Section 3.1(a) that generate any gross proceeds (calculated as provided above) in excess of the first Five Hundred Thousand Dollars ($500,000) of such proceeds.

               3.2 FURTHER ASSURANCES. In addition to the obligations and documents that this Agreement expressly requires Borrower to execute, deliver and perform, Borrower will execute, deliver and perform any and all further acts or documents which Lender may reasonably require in order to carry out the purposes of this Agreement and/or any of the other Loan Documents.

        4. CONDITIONS PRECEDENT TO OBLIGATIONS OF LENDER. The obligation of Lender to advance the Loan is subject to the satisfaction (or written waiver by Lender) of each and all of the following conditions precedent:

               4.1 REPRESENTATIONS TRUE. All representations and warranties of Borrower contained in this Agreement and in all other Loan Documents will be true, correct and complete in all respects.

               4.2 AGREEMENT AND NOTE EXECUTED. Lender will have received from Borrower this Agreement and the Note, each duly executed by Borrower.

               4.3 LOAN EFFECTIVE DATE. The Effective Date of the Loan shall be May 31, 2000.

        5.     DEFAULT AND REMEDIES.

               5.1 DEFAULT. Borrower will be deemed to be in default of the Loan ("DEFAULT") upon the occurrence of one of the following events:

               (a) failure by Borrower to pay Lender (or, in the event another party holds the Note, such holder) in full the amount of unpaid principal and accrued interest due under the Loan on or before the Maturity Date, and failure by Borrower to cure this failure to pay within five (5) calendar days after Lender gives Borrower written notice of such failure to pay;

               (b) any material breach by Borrower of Borrower's obligations, agreements, covenants, representations or warranties under Section 3.1 or
Section 6 of this Agreement if such breach is not cured within five (5) days after notice of such breach has been given by Lender to Borrower; or

               (c) Borrower's sale, gift, assignment or other transfer of that certain real property located at ______________________(the "PROPERTY").



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               5.2 REMEDIES UPON DEFAULT. Upon the occurrence of a Default,
Lender may pursue all its rights and remedies available at law or in equity, including, but not limited to, the following: (a) the right to accelerate the payment of all of the unpaid principal and accrued interest due under the Loan so that such payment will automatically become immediately due and payable in full without the need for any further action on the part of Lender or any other holder of the Note; (b) the right to bring suit to enforce payment under the Note of all of the unpaid principal and accrued interest under the Loan; and (c) all rights and remedies of Lender under the Note and Section 6 of this Agreement. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

        6.     STOCK PLEDGE AND LIQUIDATION PROVISIONS.

               6.1 PLEDGE. Subject to the terms and conditions of this Agreement, Borrower hereby pledges to Lender, and grants to Lender a first security interest in, all of Borrower's, right, title, and interest in and to each of the following (the "COLLATERAL"):

                      (a) all of the Option Securities that John Mutch and/or Borrower are required to deliver and pledge to Lender pursuant to the provisions of Section 3.1(b) of this Agreement (the "PLEDGED SHARES");

                      (b) the certificates, if any, representing the Pledged Shares;

                      (c) all dividends, cash, instruments and other property or proceeds, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares ("PLEDGED DISTRIBUTIONS") and all certificates and instruments representing Pledged Distributions; and

                      (d) all proceeds from any sale or disposition of Pledged Shares or Pledged Distributions pursuant to this Section 6.

               6.2 SECURITY INTEREST. This Agreement secures, and the Collateral is security for, the full and prompt payment by Borrower when due (whether at stated maturity, by acceleration or otherwise) of, and the performance by Borrower of, all of Borrower's current and future obligations under this Agreement and each of the Loan Documents to which Borrower is a party, including, without limitation: (a) Borrower's obligations to make any and all payments to Lender of principal and accrued interest when the same come due hereunder, (b) Borrower's obligations under Section 3.1(b) and this Section 6. The security interest in the Collateral created by this Agreement will continue, and the provisions of this Agreement will remain in full force and effect, until the termination of this Section 6 in accordance with Section 6.11.

               6.3 MISCELLANEOUS AGREEMENTS.

                      (a) Borrower hereby represents and warrants to Lender that, as of the date each of the Pledged Shares is issued: (i) Borrower is and shall be the legal and beneficial owner of the Collateral free and clear of any lien or encumbrance other than restrictions applicable under this Agreement, and
(ii) Borrower has the right to pledge and grant to Lender a security interest in the Collateral and other rights in and to the Collateral as provided herein.



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                      (b) Borrower will not: (i) sell or otherwise dispose of,
or grant any option or warrant with respect to, any of the Collateral except as permitted by this Agreement, or (ii) create or permit to exist any lien or security interest upon or with respect to any of the Collateral, except for the lien created pursuant to this Agreement.

                      (c) Borrower agrees to promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or desirable, or that Lender may reasonably request, in order to perfect and protect the lien and security interest granted or purported to be granted hereby or to enable Lender to exercise and enforce its rights and remedies with respect to any Collateral. Borrower agrees to defend the title to the Collateral and Lender's lien on the Collateral against the claim of any other third party and to maintain and preserve such lien until indefeasible payment in full of all obligations.

                      (d) If Borrower fails to perform any obligation contained in this Agreement, Lender may itself perform, or cause performance of such obligation, and the expenses of Lender incurred in connection therewith shall be payable by Borrower and constitute obligations secured by this Agreement.

               6.4 DELIVERY OF COLLATERAL. As required by Section 3.1(b), Borrower shall take all necessary actions to promptly caused to be delivered to Lender certificates or instruments representing or evidencing the Collateral, which certificates or instruments shall, as promptly as possible after Borrower's purchase or acquisition of such Collateral, be registered solely in Lender's name pursuant to this Agreement and shall be in suitable form for transfer by delivery. Borrower shall promptly execute and deliver to Lender (or at Lender's request, the transfer agent for Lender's stock) all such endorsements of certificates or instruments, stock powers or other assignments as may be reasonably necessary to transfer record title to all of the Collateral to Lender, which shall be in form and substance satisfactory to Lender. Lender shall have the right at any time to exchange certificates representing or evidencing any of the Collateral for certificates of smaller or larger denominations.

               6.5 SALE OF COLLATERAL. In the event that, prior to repayment in full of all principal and accrued interest under the Loan, Borrower desires to sell any of the Collateral, then Borrower shall give Lender written notice of Borrower's desire to sell such Collateral, which notice ("BORROWER SALE NOTICE") will (1) inform Lender of the number of shares or units of Collateral that Borrower desires to sell (the "SALE COLLATERAL"), (2) the securities brokerage firm through whom Borrower desires to sell the Sale Collateral, and (3) the price range within which Borrower is willing to sell the Sale Collateral. Upon receipt of such Borrower Sale Notice, Lender shall have the power to sell any or all of the Sale Collateral in an arms' length transaction in accordance with the instructions set forth in the Borrower Sale Notice (which instructions shall be limited to those set forth herein), provided that such sale complies with and does not violate any applicable law, and provided further, that Lender shall be entitled to retain the gross proceeds of such sale (up to an amount equal to the then-current amount of principal and accrued interest then outstanding under the
Loan) but only to the extent that such proceeds are applied to reduce Borrower's indebtedness under the Loan in the order and manner described in Section 1.5 (Optional Prepayments). Borrower's Sale Notice shall constitute appointment of Lender as Borrower's agent and attorney-in-fact to execute and carry out the sale and disposition of the Sale Collateral as outlined in the Borrower Sale Notice for such sale or disposition. If Lender



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shall receive a Borrower Sale Notice while a Default is pending, then notwithstanding the foregoing, Lender shall not be obligated to effect any sale of Collateral in accordance with or pursuant to such Borrower Sale Notice, though Lender may at its option voluntarily effect a sale of the Sale Collateral in accordance with such Borrower Sale Notice and may retain the entire proceeds of such sale (to the extent that such proceeds are credited and applied to pay off the unpaid principal amount and accrued interest under the Loan. Until all principal and accrued interest under the Loan has been paid in full to Lender, Borrower shall not sell or dispose of any of the Collateral or retain any proceeds of any sale or disposition of any Collateral (except as contemplated by Section 3.1(b) and this Section 6.5).

               6.6 RIGHTS TO VOTE. As long as no Default shall have occurred under the Loan Agreement and be continuing Borrower shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not inconsistent with the terms of this Agreement or any other Loan Documents, and Lender shall execute and deliver (or cause to be executed and delivered) to Borrower all such proxies and other instruments as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting and other rights which it is entitled to exercise pursuant to this Section 6.5(a);

               6.7 RIGHTS TO DIVIDENDS. Until the entire principal amount of and all accrued interest under the Loan shall have been paid to Lender in full, Lender shall be entitled to receive and retain as Collateral any and all dividends or distributions paid in respect of the Collateral, whether such dividends or distributions are paid in cash, stock or securities of Lender, stock or securities of any company other than Lender or in other assets or properties. All such dividends or distributions shall be deemed to be Collateral for all purposes of this Agreement.

               6.8 REMEDIES UPON DEFAULT. The rights and remedies granted to Lender by this Section 6 will be in addition to all the rights, powers and remedies of Lender under the Loan Documents. All such rights and remedies will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise. If any Default shall have occurred and be continuing:

                      (a) Lender may exercise in respect of the Collateral, in addition to any other rights and remedies provided for in this Agreement or otherwise available to Lender, all the rights and remedies of a secured party after default under the California Commercial Code or any other applicable law in effect in the State of California at that time, and Lender may also, without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of Lender or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least ten
(10) days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Borrower hereby waives any claims against Lender arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Lender accepts



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the first offer received and does not officer such Collateral to more than one
(1) offeree. With respect to Collateral consisting of securities registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), Lender will comply with applicable securities laws in connection with any foreclosure sale.

                      (b) Borrower recognizes that by reason of certain prohibitions contained in the Securities Act and applicable state securities laws, Lender may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those which will agree, among other things, to acquire such securities for their own account, for investment, and not with a view to the distribution or resale. Borrower acknowledges and agrees that any such sale may result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions and, notwithstanding such circumstances, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner. Lender shall be under no obligation to delay the sale of any of the Collateral for the period of time necessary to permit Borrower to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if Borrower would agree to do so.

                      (c) In the event of a sale of Collateral in accordance with the provisions of this Section 6.8, notwithstanding anything to the contrary contained in this Agreement, all of the proceeds from any such sale shall be applied by Lender, or paid directly to Lender, to pay down Borrower's indebtedness under the Loan in accordance with the Loan Agreement.

                      (d) Lender shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which Lender accords its own property, it being understood that Lender shall not have any responsibility for: (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not Lender has or is deemed to have knowledge of any such matter, or (b) taking any necessary steps to preserve rights against any person with respect to any Collateral.

               6.9 RIGHTS IN COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of a Default:

                      (a) upon notice by Lender to Borrower, all rights of Borrower to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 6.6 shall cease, and all such rights shall thereupon become vested in Lender who shall thereupon have the sole right to exercise such voting and other consensual rights;

                      (b) All dividends or distributions which are received by Borrower contrary to the provisions of Section 6.7 shall be received in trust for the benefit of Lender, shall be segregated from other property or funds of Borrower and shall be forthwith delivered to Lender;

                      (c) Borrower shall, if necessary to permit Lender to exercise the voting and other rights which it may be entitled to exercise pursuant to Section 6.6 and to receive all dividends and distributions which it may be entitled to receive under Section 6.7, execute and



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deliver to Lender, from time to time and upon written notice of Lender, appropriate proxies and other instruments as Lender may reasonably request; and

                      (d) Lender shall have the right, to the extent permitted under any applicable law, at any time in its discretion and without notice to Borrower, to transfer to or to register in its name or in the name of any of its nominees any or all of the Collateral.

                      The foregoing shall not in any way limit Lender's power and authority granted pursuant to Section 6.8 or Section 6.10.

               6.10 LENDER APPOINTED ATTORNEY-IN-FACT AND PROXY. Borrower hereby irrevocably constitutes and appoints Lender and any officer or agent of Lender, effective upon the occurrence and during the continuance of an event of default under the Loan Agreement, with full power of substitution, as its true and lawful attorney-in-fact and proxy with full irrevocable power and authority in the place and stead of Borrower and in the name of Borrower or in its own name, from time to time in Lender's discretion, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute and deliver any and all documents and instruments which Lender may deem necessary or advisable to accomplish the purposes of this Agreement. Without limiting the generality of the foregoing, Borrower hereby gives Lender the power and right, on behalf of Borrower, upon the occurrence and during the continuance of a Default, to receive, endorse and collect all instruments made payable to Borrower representing any dividend or distribution in respect of the Collateral or any part thereof, to give full discharge for the same, and to vote or grant any consent in respect of the Collateral authorized by Section 6.8. Borrower hereby ratifies, to the extent permitted by law, all that any said attorney shall lawfully do or cause to be done by virtue hereof. This power, being coupled with an interest, is irrevocable until, and shall automatically terminate upon, the termination of this Section 6 pursuant to Section 6.11.

               6.11 TERMINATION OF SECURITY INTEREST. The security interests created or granted by this Agreement, and the provisions of this Section 6 shall automatically terminate and be released on the date at which the Loan has been fully and finally paid in cash. Upon any release of the security interest created by this Agreement in any of the Collateral pursuant to this Section 6.11, Lender (without recourse upon, or any representation or warranty whatsoever by, Lender) shall promptly:

                      (a) return, transfer and deliver to Borrower all certificates, instruments and other property held by Lender pursuant to this
Section 6 representing or evidencing such Collateral as shall not have been sold or otherwise applied pursuant to the terms of this Agreement, all without recourse upon, or representation or warranty whatsoever by, Lender, except that the same shall be free and clear of any claims, liens or encumbrances created by or in respect of Lender, and at the cost and expense of Borrower, and

                      (b) execute and deliver to Borrower such instruments as may be reasonably requested by Borrower acknowledging the release of such security interest with respect to such Collateral.

        7.     MISCELLANEOUS.

               7.1 SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and will inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Lender may assign any of its rights and obligations under this Agreement. Borrower shall not assign any of its rights and obligations under this Agreement, except with the prior written consent of Lender, and any assignment purported to be made without such consent shall be void and of no effect.

               7.2 GOVERNING LAW. This Agreement will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into in California by California residents, without giving effect to that body of laws pertaining to conflict of laws.

               7.3 NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement must be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery of the notice is in person; (b) at the time of transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

                      All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to Lender will be marked "Attention:
Vice President, Corporate Finance."

If to Lender:                                      If to Borrower:

HNC Software Inc.                                  John Mutch and Teresa Mutch
5935 Cornerstone Court West                        ________________________
San Diego, CA  92121                               ________________________
Attention: Vice President, Corporate Finance       Facsimile: _______________
Facsimile: (858) 452-3220

               7.4 FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

               7.5 TITLES AND HEADINGS. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Agreement.

               7.6 ENTIRE AGREEMENT. The Loan Documents constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

               7.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement.

               7.8 SEVERABILITY. The invalidity or unenforceability of any term or provision of this Agreement will not affect the validity or enforceability of any other term or provision.

               7.9 FACSIMILE SIGNATURES. This Agreement may be executed and delivered by facsimile and upon such delivery the facsimile signature will be deemed to have the same effect as if the original signature had been delivered to the other party. The original signature copy shall be delivered to the other party by express overnight delivery. The failure to deliver the original signature copy and/or the nonreceipt of the original signature copy shall have no effect upon the binding and enforceable nature of this Agreement.

               7.10 AMENDMENT AND WAIVERS. Neither this Agreement nor any other Loan Document may be amended except by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement or any other Loan Document will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement or any other Loan Document as to any one provision herein or therein shall constitute a subsequent waiver of such provision or of any other provision herein or therein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

               7.11 NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               7.12 JURISDICTION. The parties agree that any controversy or claim arising out of or relating to this Agreement shall be tried and litigated exclusively in a state or federal court of competent jurisdiction located in San Diego County in the State of California.

               7.13 WAIVER OF JURY TRIAL. The parties waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Agreement or any other Loan Document, or any course of conduct, course of dealing, verbal or written statement or other action of any party. In addition, Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

         [THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK.]

               IN WITNESS WHEREOF, the parties have duly executed and delivered this Agreement as of the Effective Date.



BORROWER:                                  LENDER:
                                           HNC SOFTWARE INC.


/s/  John Mutch                            By: /s/  Russell C. Clark
-----------------------------------            ---------------------------------
John Mutch                                     Russell C. Clark
                                               Vice President, Corporate Finance

/s/  Teresa Mutch
-----------------------------------
Teresa Mutch

ATTACHMENT:

Exhibit A   -   Secured Full Recourse Promissory Note



                       [SIGNATURE PAGE TO LOAN AGREEMENT]

                                    EXHIBIT A

                      SECURED FULL RECOURSE PROMISSORY NOTE

                      SECURED FULL RECOURSE PROMISSORY NOTE



                              San Diego, California


$600,000                                                            May 31, 2000



        For value received, John Mutch, an individual, and Teresa Mutch, his spouse (collectively and individually referred to as the "BORROWER"), hereby jointly and severally promise to pay to the order of HNC Software Inc., a Delaware corporation (the "LENDER"), at the Lender's principal place of business at 5935 Cornerstone Court West, San Diego, California 92121, or at such other place as the Lender may direct, the principal sum of Six Hundred Thousand Dollars ($600,000), together with interest accrued on unpaid principal from May 31, 2000 at the rate of eight and twenty-five one-hundredths percent (8.25%) per annum, which rate is not less than the minimum rate established pursuant to
Section 1274(d) of the Internal Revenue Code of 1986, as amended; provided, however, that the rate at which interest will accrue on unpaid principal under this Note will not exceed the highest rate permitted by applicable law. This Secured Full Recourse Promissory Note as it may be amended, restated, supplemented or otherwise modified from time to time, is hereafter referred to herein as this "NOTE" and the loan evidenced by this Note is hereinafter referred to as the Loan". All payments under this Note shall be made in lawful money of the United States. Interest will begin to accrue on May 31, 2000 and will continue to accrue until the date on which the entire principal amount owing under this Note has been repaid in full.

        This Note is issued pursuant to and governed by the terms and conditions of that certain Loan and Security Agreement dated May 31, 2000, between the Lender and Borrower (the "LOAN AGREEMENT"). The following is a statement of the additional rights and obligations of the holder of this Note and the terms and conditions to which this Note is subject, and to which the holder, by the acceptance of this Note, agrees:

               1. SECURITY. Payment of this Note is secured by Borrower's pledge of certain shares of Lender equity securities (the "PLEDGED SHARES") and proceeds from Borrower's sale or disposition of the Pledged Shares in accordance with the terms of the Loan Agreement dated May 31, 2000 by and between the Lender and Borrower.

        2. MATURITY OF LOAN. The unpaid principal amount of this Note and all unpaid interest accrued thereon will be immediately due and payable to the Lender in full on the date (the "MATURITY DATE") that is the earlier to occur of the following:

               (a) May 31, 2005

               (b) the first date on which the cumulative gross proceeds (calculated without deduction of any brokerage fees or commissions or underwriters' discounts or commissions and without the deduction of any portion of such proceeds that is withheld to satisfy tax or other payroll withholdings) from all Borrower's Sales (as defined below) exceeds Five Hundred Thousand Dollars ($500,000), where, for this purpose: (1) "BORROWER'S SALES" means any and all sales of shares of Lender Common Stock (as defined below) that are settled on or after May 31, 2000 and are made by or for the account or beneficial interest of: (i) John Mutch, Teresa Mutch, any of their natural or adopted children and/or any person who shares or resides in the same household as John Mutch or Teresa Mutch; (ii) any trust of which John Mutch and/or Teresa Mutch is a trustee or with respect to which John Mutch and/or Teresa Mutch holds any similar authority or responsibility, (iii) any person, trust or entity (other than Lender) that is controlled or beneficially owned by John Mutch and/or Teresa Mutch, (iv) any person, trust or entity (other than Lender) with respect to which John Mutch, Teresa Mutch, or any other person described in clause (i) of this paragraph has any beneficial or legal interest or is an officer, director, trustee or possesses similar power or authority, or (iv) by any donee of Lender's Common Stock who received such Lender Common Stock, directly or indirectly, from John Mutch and/or Teresa Mutch or any person, trust, entity or donee described above in this paragraph; and (2) "LENDER COMMON STOCK" means any shares of Lender's common stock or any other capital stock of Lender, including any shares of stock or other securities of Lender or any other entity into which such shares of common stock or other capital stock may be converted, reclassified or exchanged by merger, consolidation, reorganization or otherwise;

               (c) the first date on which the closing price per share of the Common Stock of Lender as quoted on the Nasdaq Stock Market (or on such other exchange or quotation system as such stock is then traded or quoted on) has exceeded $109.00 per share for each of the thirty (30) immediately preceding trading days (such $109.00 price per share being subject to equitable adjustment to reflect combinations or subdivisions of such Common Stock of Lender, dividends of such Common Stock of Lender, spin-offs of subsidiaries of Lender and similar events); provided that during such thirty (30) trading day period executive officers of Lender are, pursuant to Lender's internal securities trading policy, permitted to engage in trading in shares of the Common Stock of Lender for at least five (5) of the last fifteen (15) trading days occurring during such thirty (30) trading day period; and

               (d) ninety (90) days after the date of termination of John Mutch's employment with Lender for any reason or no reason.

               3. MANDATORY PREPAYMENTS. In addition to the payments referred to in Section 2 of this Note, Borrower acknowledges and agrees that Borrower shall make payments under this Note in accordance with the terms and conditions specified in Section 3.1 of the Loan Agreement.

               4. DEFAULT. Borrower will be deemed to be in default of this Note ("DEFAULT") upon the occurrence of one of the following events:

               (a) failure by Borrower to pay the Lender (or, in the event another party holds this Note, such holder) in full the amount of unpaid principal and accrued interest due under this Note on or before Maturity Date, and failure by Borrower to cure this failure to pay within five (5) calendar days after the Lender gives Borrower written notice of such failure to pay; or

               (b) any material breach by Borrower of Borrower's obligations, agreements, covenants, representations or warranties under Section 3.1 or
Section 6 of the Loan Agreement if such breach is not cured within five (5) days after notice of such breach has been given by Lender to Borrower; or

               (c) Borrower's sale, gift, assignment or other transfer of that certain real property located at ______________________ (the "PROPERTY").

               5. REMEDIES UPON DEFAULT. Upon the occurrence of a Default, Lender may pursue all its rights and remedies available at law or in equity, including, but not limited to, the following: (a) the right to accelerate the payment of all of the unpaid principal and accrued interest due under this Note so that such payment will automatically become immediately due and payable in full without the need for any further action on the part of Lender or any other holder of this Note; (b) the right to bring suit to enforce payment under this Note of all of the unpaid principal and accrued interest under this Note; and
(c) all rights and remedies of Lender under this Note and Section 6 of the Loan Agreement. The rights and remedies of Lender herein provided will be cumulative and not exclusive of any other rights or remedies provided by law or otherwise.

               6. OPTIONAL PREPAYMENTS. Borrower may prepay any unpaid principal and interest due under this Note at any time, without penalty, in whole or in part in increments of at least One Thousand Dollars ($1,000). Each prepayment will be applied as follows: (a) first to the payment of accrued interest, and
(b) second, to the extent that the amount of such prepayment exceeds the amount of all such accrued interest, to the payment of principal on this Note.

               7. SUCCESSORS AND ASSIGNS; ASSIGNMENT. Except as otherwise provided in this Note, this Note, and the rights and obligations of the parties hereunder, will be binding upon and will inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. The Lender may assign any of its rights and obligations under this Note. Borrower shall not assign any of its rights and obligations under this Note, except with the prior written consent of the Lender.

               8. GOVERNING LAW. This Note will be governed by and construed in accordance with the internal laws of the State of California as applied to agreements entered into in California by California residents, without giving effect to that body of laws pertaining to conflict of laws.

               9. NOTICES. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Note must be in writing and will be effective and deemed to provide such party sufficient notice under this Note on the earliest of the following: (a) at the time of personal delivery, if delivery of the notice is in person; (b) at the time of transmission by facsimile or telecopier, addressed to the other party at its facsimile number or telecopier address specified herein (or hereafter modified by subsequent notice to the parties hereto), with confirmation of receipt made by printed confirmation sheet verifying successful transmission of the facsimile; (c) one
(1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States, with proof of delivery from the courier requested; or (d) three (3) business days after deposit in the United States mail by registered or certified mail (return receipt requested) for United States deliveries.

        All notices for delivery outside the United States will be sent by facsimile or by express courier. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below, or at such other address as such other party may designate by ten (10) days advance written notice to the other parties hereto. Notices to the Lender will be marked "Attention: Vice President, Corporate Finance."

If to Lender:                                      If to Borrower:

HNC Software Inc.                                  John Mutch and Teresa Mutch
5935 Cornerstone Court West                        ________________________
San Diego, CA  92121                               ________________________
Attention: Vice President, Corporate Finance       Facsimile: _______________
Facsimile: (858) 452-3220

               10. FURTHER ASSURANCES. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Note.

               11. TITLES AND HEADINGS. The titles, captions and headings of this Note are included for ease of reference only and will be disregarded in interpreting or construing this Note. Unless otherwise specifically stated, all references herein to "sections" and "exhibits" will mean "sections" and "exhibits" to this Note.

               12. ENTIRE AGREEMENT. This Note and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Note, and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

               13. SEVERABILITY. The invalidity or unenforceability of any term or provision of this Note will not affect the validity or enforceability of any other term or provision.

               14. AMENDMENT AND WAIVERS. This Note may not be amended except by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Note or any other Loan Document will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this Section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Note shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Note or any other Loan Document as to any one provision herein or therein shall constitute a subsequent waiver of such provision or of any other provision herein or therein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

               15. ADDITIONAL WAIVERS. The parties waive any right they may have to a trial by jury in respect of any litigation based on, or arising out of, under or in connection with, this Note, or any course of conduct, course of dealing, verbal or written statement or other action of any loan party or any secured party. In addition, Borrower hereby waives presentment, notice of non-payment, notice of dishonor, protest, demand and diligence.

        IN WITNESS WHEREOF, Borrower has executed this Note as of the date and year first above written.



                                             BORROWER:



                                             /s/  John Mutch
                                             -----------------------------------
                                             John Mutch

                                             /s/  Teresa Mutch
                                             -----------------------------------
                                             Teresa Mutch